ITEM 5 Other events.

On April 21, 1998, the Registrant entered into an Agreement and Plan of Merger, dated as of that date, which contemplates the acquisition by a wholly-owned subsidiary of the General Electric Company, plc a public limited company organized under the laws of England and Wales("GEC"), of all the issued and outstanding common stock, par value $.01 per share, of Registrant in exchange for the cash payment of $40 per share, by way of a cash tender offer. It is expected that the offer will commence within five days from April 21, 1998.
The tender offer is subject GEC obtaining at least 51% of such shares, and the required clearances of government regulatory agencies. For a more complete description of the terms of the acquisition see Exhibit 10.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Tracor, Inc.

April 27, 1998

                                            By: /s/ James B. Skaggs
                                               --------------------------------
                                               President and Chief Executive
                                               Officer

                                  EXHIBIT INDEX

Exhibit 10.0 -- Agreement and Plan of Merger